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                                                                  EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 1995 on the financial statements of Cellular 10, Inc. as of and for the years ended December 31, 1994 and 1993, included by reference in Amendment No. 3 to the Registration Statement (Form S-3; #333-03737) and the related prospectus of PriCellular Corporation for the registration of Class A common stock on or about July 29, 1996.


                                   /s/  Breazeale, Saunders & O'Neil, LTD.
                                        ----------------------------------
                                        Breazeale, Saunders & O'Neil, LTD.


July 29, 1996